Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"HANOVER ASSET MANAGEMENT, INC.", A CALIFORNIA CORPORATION,

WITH AND INTO "HANOVER CAPITAL MANAGEMENT, INC." UNDER THE NAME OF "HANOVER PORTFOLIO ACQUISITIONS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTH DAY OF JULY, A.D. 2011, AT 5:19 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIFTEENTH DAY OF JULY, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4988217 8100M

AUTHENTICATION: 8892699

110805222

DATE: 07-11-11

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:48 PM 07/08/2011
FILED 05:19 PM 07/08/2011
SRV 110805222 - 4988217 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Hanover Capital Management, Inc. , a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Hanover Asset Management, Inc ,a California corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Hanover Capital Management, Inc., changing its name to Hanover Portfolio Acquisitions, Inc. , a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 200,000,000 shares of Common Stock par value $0.001 per share.

SIXTH: The merger is to become effective on July 15, 2011.

SEVENTH: The Agreement of Merger is on file at 835 E. Lamar Blvd, #202 Arlington, TX 76011 , an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 7th day of July ,A.D., 2011 .

By: [signature]
Authorized Officer

Name: Michael Mann
Print or Type

Title: President